Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us in this Post-Effective Amendment No. 126 to Registration Statement No. 002-41839 on Form N-1A of Fidelity Fixed-Income Trust, including Fidelity Series Global ex U.S. Index Fund and Fidelity Series Inflation-Protected Bond Index Fund under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is a part of such registration statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
August 19, 2009